                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                  AMENDMENT TO
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 22, 1998



                           ENGINEERING ANIMATION, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                               000-27670                             42-1323712
    (State or other jurisdiction of            (Commission File Number)                  (I.R.S. Employer
            incorporation)                                                             Identification No.)

                              2321 North Loop Drive
                                Ames, Iowa 50010
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (515) 296-9908

                                      None
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of DELTA Industrie Informatik GmbH

     On December 22, 1998, Engineering Animation, Inc. (the "Company") completed the acquisition of DELTA Industrie Informatik GmbH ("DELTA"), a privately held German software company that develops solutions for integrated product and process engineering. The Company acquired DELTA by purchasing all of the outstanding shares of DELTA's capital stock from six stockholders. In connection with the acquisition, the Company issued 556,912 shares of common stock, $0.01 per share par value to DELTA stockholders with a value of approximately $24,000,000, based on the agreed Company stock price of $42.75 per share, as provided in the Stock Purchase Agreement (the "Agreement") between the Company, DELTA and the DELTA Stockholders. The acquisition of DELTA by the Company will be treated as a pooling of interests for accounting and financial reporting purposes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of DELTA Industrie Informatik GmbH.

              Index to DELTA's Financial Statements                                                           F - 1

              Independent Auditors' Report                                                                    F - 2

              Balance Sheets -- December 31, 1997 and September 30, 1998 (unaudited)                          F - 3

              Statement of Operations -- Year Ended December 31, 1997 and Nine Months Ended September         F - 4
                  30, 1998 (unaudited)

              Statement of Shareholders' Equity-- Year Ended December 31, 1997 and Nine Months Ended          F - 5
                  September 30, 1998 (unaudited)

              Statements of Cash Flows -- Year Ended December 31, 1997 and Nine Months Ended September        F - 6
                  30, 1998 (unaudited)

              Notes to Financial Statements                                                                   F - 7


(b)      Pro Forma Financial Information

              Introduction                                                                                   F - 15

              Unaudited Pro Forma Combined Balance Sheet at September 30, 1998                               F - 16

              Unaudited Pro Forma Combined Statement of Operations For the Nine Months Ended September       F - 17
                  30, 1998

              Unaudited Pro Forma Combined Statement of Operations For the Year Ended December 31, 1997      F - 18

              Unaudited Pro Forma Combined Statement of Operations For the Year Ended December 31, 1996      F - 19

              Unaudited Pro Forma Combined Statement of Operations For the Year Ended December 31, 1995      F - 20

              Notes to Unaudited Pro Forma Combined Financial Statements                                     F - 21


(c)   Exhibits.


      Exhibit   Description
      -------   -----------

      2.1 Stock Purchase Agreement among the Company, DELTA and the DELTA Stockholders*

      23.1      Consent of Schitag Ernst & Young

-------------------
         * Incorporated herein by reference from the Company's Current Report on Form 8-K filed January 6, 1999

                       INDEX TO DELTA FINANCIAL STATEMENTS


Report of Independent Auditors                                                  F - 2
Balance Sheets at December 31, 1997 and September 30, 1998 (unaudited)          F - 3
Statements of Operations for the year ended December 31, 1997 and the nine
     months ended September 30, 1998 (unaudited)                                F - 4
Statements of Shareholders' Equity for the year ended December 31, 1997
     and the nine months ended September 30, 1998 (unaudited)                   F - 5
Statements of Cash Flows for the year ended December 31, 1997 and the
     Nine months ended September 30, 1998 (unaudited)                           F - 6
Notes to Financial Statements                                                   F - 7


INDEPENDENT AUDITORS' REPORT


To the Shareholders,
DELTA Industrie Informatik GmbH


We have audited the accompanying balance sheet of DELTA Industrie Informatik GmbH as of December 31, 1997 and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DELTA Industrie Informatik GmbH as of December 31, 1997 and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

SCHITAG ERNST & YOUNG
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft





Wirtschaftsprufer          Certified Public Accountant

Stuttgart, Germany
December 23, 1998

                         DELTA INDUSTRIE INFORMATIK GmbH
                                  BALANCE SHEET

--------------------------------------------------------------------------------

                                           DECEMBER 31, 1997    SEPTEMBER 30, 1998
ASSETS                                                            (UNAUDITED)

Current assets
  Cash and cash equivalents                  $   412,991            $ 1,300,921
  Accounts receivable, net:
      Billed, less allowance of
      $7,645 and $8,186, respectively            867,293                860,335
      Unbilled                                   146,185
  Deferred income taxes                           32,085                 60,000
  Other assets                                    44,640                 49,662
                                             -----------            -----------
  Total current assets                         1,503,194              2,270,918

Property and equipment, net                      172,938                237,064
Other long term assets                           100,694                 97,376
                                             -----------            -----------
TOTAL ASSETS                                 $ 1,776,826            $ 2,605,358
                                             ===========            ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                           $   276,079            $   128,446
  Accrued expenses                               611,114              1,298,201
  Due to shareholders                             93,828                 59,899
  Other liabilities                              295,115                242,947
                                             -----------            -----------
  Total current liabilities                    1,276,136              1,729,493

Deferred taxes                                    36,828                 66,700
Pension accrual                                  140,541                129,187
                                             -----------            -----------
  Total liabilities                            1,453,505              1,925,380

SHAREHOLDERS' EQUITY
Registered capital                               129,000                129,000
Foreign currency translation adjustment          (39,694)                 9,218
Retained earnings                                234,015                541,760
                                             -----------            -----------
  Total shareholders' equity                     323,321                679,978
                                             -----------            -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 1,776,826            $ 2,605,358
                                             ===========            ===========


               See accompanying notes to the financial statements

                         DELTA INDUSTRIE INFORMATIK GmbH
                             STATEMENT OF OPERATIONS


--------------------------------------------------------------------------------

                                YEAR ENDED          NINE MONTHS ENDED

                               DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                       (UNAUDITED)
Revenues                       $ 5,278,949            $ 4,675,171
Cost of revenues                 1,893,263              1,326,279
                               -----------            -----------
Gross profit                     3,385,686              3,348,892

Operating expenses
  Sales and marketing              726,394                737,254
  General and administration       843,836                746,637
  Research and development       1,500,445              1,206,375
                               -----------            -----------
Total operating expenses         3,070,675              2,690,266
                               -----------            -----------
OPERATING INCOME                   315,011                658,626

  Interest income                   13,221                 17,587
  Interest expense                 (22,015)                (2,927)
  Other, net                         5,599                 (9,568)
                               -----------            -----------
  OTHER EXPENSE, NET                (3,195)                 5,092
                               -----------            -----------
Income before income taxes         311,816                663,718

  Income taxes                     159,475                331,868
                               -----------            -----------
NET INCOME                     $   152,341            $   331,850
                               ===========            ===========


               See accompanying notes to the financial statements

                         DELTA INDUSTRIE INFORMATIK GmbH
                        STATEMENT OF SHAREHOLDERS' EQUITY


--------------------------------------------------------------------------------

                                           REGISTERED   RETAINED
                                            CAPITAL     EARNINGS       TOTAL
                                           -------------------------------------
BALANCE JANUARY 1, 1997                    $ 129,000   $ 104,914    $ 233,914

Net income                                               152,341      152,341

Dividend distribution                                    (23,970)     (23,970)

Foreign currency translation gain/(loss)                 (38,964)     (38,964)
                                           ---------   ---------    ---------

BALANCE DECEMBER 31, 1997                    129,000     194,321      323,321
                                           =========   =========    =========


Net income (unaudited)                                   331,850      331,850

Dividend distribution (unaudited)                        (24,105)     (24,105)

Foreign currency translation gain/(loss)                  48,912       48,912

(unaudited)
                                           ---------   ---------    ---------
BALANCE SEPTEMBER 30, 1998                 $ 129,000   $ 550,978    $ 679,978
                                           =========   =========    =========

               See accompanying notes to the financial statements

                         DELTA INDUSTRIE INFORMATIK GmbH
                             STATEMENT OF CASH FLOWS


--------------------------------------------------------------------------------

                                                                                    NINE MONTHS
                                                                  YEAR ENDED           ENDED
                                                                 DECEMBER 31,      SEPTEMBER 30,
                                                                     1997              1998
                                                                                    (UNAUDITED)
OPERATING ACTIVITIES

Net income                                                       $   152,341       $   331,850
Adjustments to reconcile net income to net cash provided by
operating activities:
  Depreciation                                                       123,862           122,470
  Deferred taxes                                                      82,356             1,781
Changes in operating assets and liabilities:
  Accounts receivable                                               (414,934)          216,634
  Other assets                                                       (51,031)            7,630
  Accounts payable and accrued expenses                              549,148           313,142
                                                                 -----------       -----------
Net cash provided by operations                                      441,742           993,507

INVESTMENT ACTIVITIES

Purchases of fixed assets                                           (157,631)         (172,344)
                                                                 -----------       -----------

Net cash used in investing activities                               (157,631)         (172,344)

FINANCING ACTIVITIES

Dividend distribution                                                (23,970)          (24,105)
                                                                 -----------       -----------

Net cash used in financing activities                                (23,970)          (24,105)

Net increase in cash and cash equivalents                            260,141           797,058
Effect of exchange rate on cash                                      (94,839)           90,872
Cash and cash equivalents at beginning of year                       247,689           412,991
                                                                 ===========       ===========

Cash and cash equivalents at end of year                         $   412,991       $ 1,300,921
                                                                 ===========       ===========


              See accompanying notes to the financial statements

                         DELTA Industrie Informatik GmbH
                          Notes to Financial Statements


1.       DESCRIPTION OF BUSINESS

DELTA Industrie Informatik GmbH ("DELTA" or "the Company") is incorporated in Fellbach, Germany as a limited liability company. The Company offers development, customization and support services for customer specific software applications, SAP applications and various computer systems to companies principally in Germany and Europe.

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The Company maintains its financial records in accordance with the German Commercial Code, which represents generally accepted accounting principles in Germany ("German GAAP"). German GAAP varies in certain significant respects from U.S. GAAP. Accordingly, the Company has recorded certain adjustments in order that these financial statements will be in accordance with U.S. GAAP.


2.     SIGNIFICANT ACCOUNTING POLICIES


CASH EQUIVALENTS

All highly liquid investments purchased with an original maturity of three months or less are considered cash equivalents. Cash equivalents are carried at cost, which approximates market value.


REVENUE RECOGNITION

The Company derives revenue from sales of software products, software development and system support services. Software development and system support services are offered for customer specific software applications. Revenue from sales of products is recognized upon delivery. Revenue from development, service and customer support is recognized over the period services are provided.

In addition, the Company receives subsidies from the German government for its research and development. The subsidies are granted on a project by project basis. The Company records these subsidies as revenue when earned. A total of approximately $816,000 was received for projects begun in 1997, $167,000 of which was deferred at December 31, 1997.


SOFTWARE DEVELOPMENT COSTS

The Company capitalizes software development costs in accordance with Statement of Accounting Standards No. 86 Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Capitalization begins when a product's technological feasibility has been established and ends when the product is available for general release to customers.


CONCENTRATIONS OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments included in current assets and current liabilities, approximates fair value because of the short maturity of these items.

                         DELTA Industrie Informatik GmbH
                          Notes to Financial Statements

Financial instruments that potentially subject the Company to concentrated credit risks consist primarily of cash and cash equivalents and trade accounts receivable. The Company maintains cash and cash equivalents with various financial institutions in Germany. Concentrations of credit risk with respect to accounts receivable are partially limited due to the size and quality of customers comprising the Company's customer base. The Company does not generally require collateral or other security to support customer receivable balances.

One major customer accounted for 11% of revenues in 1997. Two major customers accounted for 30% of accounts receivable at December 31, 1997. No other balances with individual customers exceeded 10% of the accounts receivable balance at December 31, 1997.


PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method. The following summarizes the useful lives of the assets:

    Computer equipment and software                      3 years
    Office equipment and other                      3 to 8 years
    Automobiles                                     3 to 5 years

INCOME TAXES

The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ADDITIONAL CASH FLOW INFORMATION

Cash paid for income taxes and interest approximated $78,000 and $16,000, respectively, for the year ended December 31, 1997.


MANAGEMENT'S ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         DELTA Industrie Informatik GmbH
                          Notes to Financial Statements


3.     OTHER ASSETS

The components of other current assets are as follows:



                                                          DECEMBER 31, 1997
                                                          -----------------
       VAT receivable                                         $17,963
       Rent overpayments                                       14,925
       Other                                                   11,752
                                                              -------
                                                              $44,640
                                                              =======



The components of other long term assets are as follows:



                                                          DECEMBER 31, 1997
                                                          -----------------
       Redemption value of life insurance policies            $ 71,297
       Intangible pension asset                                 28,169
       Other                                                     1,228
                                                              --------
                                                              $100,694
                                                              ========


The life insurance policies are intended as a funding vehicle for the pension obligation provided for certain shareholders. The Company is the beneficiary of the policies, which are redeemable at any time by the Company.

                         DELTA Industrie Informatik GmbH
                          Notes to Financial Statements

4.     PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following:

                                                                                            DECEMBER 31, 1997
                                                                                       --------------------------


        Computer equipment and software                                                        $ 490,801
        Office equipment and other                                                               199,527
        Automobiles                                                                               56,713
                                                                                       --------------------------

                                                                                                 747,041
       Accumulated depreciation and amortization                                                (574,103)
                                                                                       --------------------------

       Property and equipment, net                                                              $172,938
                                                                                       ==========================


5.     OTHER LIABILITIES

The components of other current liabilities are as follows:

                                                                                            DECEMBER 31, 1997
                                                                                       --------------------------


       Deferred revenue                                                                          $167,400
       Payroll related liabilities                                                                 92,113
       VAT and other taxes payable                                                                 19,822
       Other                                                                                       15,780
                                                                                       --------------------------

                                                                                                 $295,115
                                                                                      ==========================


6.     RELATED PARTY TRANSACTIONS

Revenues in 1997 and accounts receivable at December 31, 1997 from a company controlled by a shareholder amounted to $72,000 and $31,000, respectively. Furthermore, costs during 1997 and accounts payable at December 31, 1997 of $77,000 resulted from services rendered during 1997.

                         DELTA Industrie Informatik GmbH
                          Notes to Financial Statements

7.     RETIREMENT PLAN

The Company provides retirement benefits to certain employees under defined benefit plans. Actuarial assumptions used in the determination of the pension obligation are as follows:

                  Discount rate                                                            6.5%
                  Future salary increases                                                  0.0%
                  Future retirement benefit increases                                      1.0%

The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheet at December 31, 1997:


                  Actuarial present value of benefit obligations:
                     Accumulated benefit obligation,
                         including vested benefits of $105,355                         $140,541
                                                                               ==================

                     Projected benefit obligation                                      $140,541
                     Prior service costs                                                (28,169)
                     Adjustment required to recognize
                         minimum liability                                               28,169
                                                                               ------------------

                     Pension accrual                                                   $140,541
                                                                               ==================

Net pension costs for 1997 include the following components:



                  Service costs                                                         $17,634
                  Interest on projected benefit obligation                                7,225
                                                                               ------------------

                  Net periodic pension cost                                             $24,859
                                                                               ==================



                         DELTA Industrie Informatik GmbH
                          Notes to Financial Statements


8.     COMMITMENTS

The Company leases office space, office equipment and automobiles under operating leases. Future minimum payments under non-cancelable leases with an initial term in excess of one year consisted of the following at December 31, 1997:



       1998                                                  $239,382
       1999                                                   220,410
       2000                                                   201,996
       2001                                                   198,090
       2002                                                    64,728
                                                       ------------------

       Total minimum lease payments                          $924,606
                                                       ==================

Rental expense for operating leases approximated $212,196 for the year ended December 31, 1997.


9.     INCOME TAXES

Taxes on income are comprised of corporate taxes and trade taxes. The provision for income tax expense consisted of the following:

                                                           YEAR ENDED
                                                        DECEMBER 31, 1997
                                                       ------------------

       Current income tax expense                           $80,530
       Deferred income tax expense                           78,945
                                                       ------------------
                                                           $159,475
                                                       ==================



                         DELTA Industrie Informatik GmbH
                          Notes to Financial Statements

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                              DECEMBER 31, 1997
                                                                                         --------------------------


       Deferred tax asset:
         Accrued expenses                                                                            $104,625

       Deferred tax liability:
         Pension accrual                                                                              (36,828)
         Accounts receivable                                                                          (72,540)
                                                                                         --------------------------

                                                                                                     (109,368)
                                                                                         --------------------------

       Net deferred tax liability                                                                        4,743
                                                                                         ==========================

A reconciliation of income taxes computed using the statutory rate for corporate income taxes of 45% to actual taxes provided is summarized below:

                                                                                                 YEAR ENDED
                                                                                              DECEMBER 31, 1997
                                                                                         --------------------------


Computed income tax expense at corporate statutory rate                                            $140,385
Trade and other income taxes, net of corporate tax benefit                                           37,313
Other                                                                                               (18,223)
                                                                                         --------------------------

                                                                                                   $159,475
                                                                                         ==========================


10.    SHAREHOLDERS' EQUITY

DELTA Industrie Informatik GmbH is a limited liability company under German law. Shareholders are generally not liable for the obligations of a GmbH, except to the extent of their capital investment. Registered capital of a GmbH is not in the form of shares and does not represent negotiable securities. The minimum capital requirement for a GmbH is $27,900.


11.    CONTINGENCIES

The Company is the recipient of research subsidies on a project by project basis. The amount of the subsidy is based on information prepared by the Company regarding estimates of costs of the projects. This information is subject to audit by the issuer, whereby subsidies may be required to be repaid based on the accuracy of the estimates provided by the Company. Based on past experience, management believes the results of such audits will not have a material effect on the financial position and results of operations of the Company.

                         DELTA Industrie Informatik GmbH
                          Notes to Financial Statements


12.    SUBSEQUENT EVENTS

In October 1998, a shareholder sold a 25% ownership interest in the Company to the spouses of the remaining shareholders for $900,000. The purchase of this ownership interest was financed by a loan from the Company which was repaid in December 1998.


In December 1998 the shareholders of the Company entered into an agreement with Engineering Animation Inc. (`EAI') to sell their ownership interests in the Company in exchange for shares of EAI.


13.    QUARTERLY RESULTS OF OPERATIONS (Unaudited)

The following table sets forth selected unaudited quarterly financial information for 1997. The Company believes that all necessary adjustments have been included in the amounts stated below to present fairly the selected quarterly information.



                                                     Three Months ended                            Year ended
                              -------------------------------------------------------------------
                                 March 31,        June 30,      September 30,    December 31,     December 31,
                                   1997             1997             1997            1997             1997
                              ------------------------------------------------------------------------------------
(in thousands)

Net revenues                      $1,382           $1,313           $1,152          $1,432           $5,279

Gross profit                         920              875              731             860            3,386

Operating expenses                   812              749              734             776            3,071

Operating income                     108              126              (3)              84              315

Net income                            52               64              (4)              40              152






           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1998, and the related Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1998 and each of the three years in the period ended December 31, 1997, include the results of EAI's acquisition of Sense8 Corporation ("Sense8") as if it had occurred as of the beginning of 1997, the results of the DELTA and Variation Systems Analysis, Inc. ("VSA") acquisitions as if they had occurred on the first day of the earliest period presented and the results of the Transom Technologies, Inc. ("Transom") acquisition as if it had occurred on October 7, 1996. The purchase of Sense8 was effective June 17, 1998. EAI signed a purchase and transfer agreement to acquire DELTA on December 22, 1998 and the transaction closed December 22, 1998. EAI signed a definitive agreement to acquire VSA on July 29, 1998, which was amended and restated as of August 19, 1998, and the transaction closed September 22, 1998. EAI signed a definitive agreement to acquire Transom on July 29, 1998, which was amended and restated as of August 19, 1998, and the transaction closed September 22, 1998. The historical EAI results include the results of Sense8 only from June 17, 1998. This pro forma information has been prepared utilizing the historical consolidated financial statements of EAI, DELTA, VSA and Transom and should be read in conjunction with the historical financial statements and notes thereto, which are incorporated by reference herein for EAI and which are appearing elsewhere herein for DELTA. The fiscal year ends on June 30 for VSA and March 31 for Transom; therefore, unaudited results for the nine months ended September 30, 1998 and the calendar years ended December 31, 1997, 1996, and 1995 for VSA and the nine months ended September 30, 1998, the calendar year ended December 31, 1997 and the period from October 7, 1996 to December 31, 1996 for Transom have been combined with Sense8's unaudited results for the period January 1, 1998 to June 16, 1998 and audited results for the year ended December 31, 1997, DELTA's unaudited results for the nine months ended September 30, 1998, audited results for the year ended December 31, 1997 and unaudited results for the years ended December 31, 1996 and 1995 and EAI's unaudited results for the nine months ended September 30, 1998 and audited results for the years ended December 31, 1997, 1996 and 1995. These Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the DELTA, Sense8, VSA and Transom acquisitions had been consummated as of the beginning of the periods presented or as of the dates presented, nor are they necessarily indicative of future operating results or financial position.

These Unaudited Pro Forma Condensed Combined Financial Statements are based on the pooling-of-interests method of accounting for the DELTA, VSA and Transom acquisitions and the purchase method of accounting for the Sense8 acquisition. The pro forma adjustments are described in the accompanying notes.

                             Unaudited Pro Forma
                            Combined Balance Sheet
                              September 30, 1998
                   (In thousands, except per share amounts)

                                                       Historical                        Pro
                                                  ---------------------   Pro Forma      Forma     Historical  Pro Forma
                                                  EAI          VSA       Adjustments     Combined  Transom     Adjustments
                                                  ------------------------------------   ----------------------------------
Assets
Current assets:
    Cash and cash equivalents                     $ 15,230     $   921   $               $16,151    $1,069
     Short-term investments                         11,889                                11,889
     Accounts receivable, net:
         Billed                                     22,943       3,322                    26,265       803
         Unbilled                                   10,798       1,199                    11,997
     Deferred income taxes                             701                                   701
     Prepaid expenses and other assets               2,046         134                     2,180        23
                                                  ------------------------------------   ---------------------------------
Total current assets                                63,607       5,576                    69,183     1,895

Property and equipment, net                         16,775         645                    17,420       674

Other assets:
     Note receivable                                 1,598                                 1,598
     Software development costs, net                 1,826                                 1,826
     Deferred income taxes                             629          87                       716                  949(a)
     Goodwill, net                                   1,558                                 1,558
     Other                                           1,628          32                     1,660        60
                                                  ------------------------------------   ----------------------------------
Total assets                                      $ 87,621     $ 6,340   $     0         $93,961    $2,629    $   949
                                                  ====================================   ==================================

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable                             $  4,234     $   269                   $ 4,503    $    2
     Accrued compensation and other accrued
      expenses                                       1,665       1,687     3,500 (b)       6,852       170      1,500(b)
     Deferred revenue                                1,764         301                     2,065       202
     Current portion long-term debt and lease
      obligations                                      214       3,000                     3,214        38
     Income taxes payable                            2,876         209                     3,085
                                                  ------------------------------------   ----------------------------------
Total current liabilities                           10,753       5,466     3,500          19,719       412      1,500

Long-term debt and lease obligations due
  after one year                                     1,426                                 1,426       166
Other liabilities

Stockholders' equity                                75,442         874    (3,500)(b)      72,816     2,051        949 (a)
                                                                          (2,383)(d)                           (1,500)(b)
                                                                           2,383 (d)                           (4,847)(c)
                                                                                                                4,847 (c)
                                                  ------------------------------------   ----------------------------------
Total liabilities and stockholders' equity        $ 87,621     $ 6,340   $     0         $93,961    $2,629    $   949
                                                  ====================================   ==================================

                                                  Pro                                     Pro
                                                  Forma        Historical  Pro Forma      Forma
                                                  Combined     Delta       Adjustments    Combined
                                                  ------------------------------------    --------
Assets
Current assets:
    Cash and cash equivalents                     $ 17,220     $ 1,301                    $ 18,521
     Short-term investments                         11,889                                  11,889
     Accounts receivable, net:
         Billed                                     27,068         860                      27,928
         Unbilled                                   11,997                                  11,997
     Deferred income taxes                             701          60                         761
     Prepaid expenses and other assets               2,203          50                       2,253
                                                  ------------------------------------   ---------
Total current assets                                71,078       2,271                      73,349

Property and equipment, net                         18,094         237                      18,331

Other assets:
     Note receivable                                 1,598                                   1,598
     Software development costs, net                 1,826                                   1,826
     Deferred income taxes                           1,665                                   1,665
     Goodwill, net                                   1,558                                   1,558
     Other                                           1,720          97                       1,817
                                                  ------------------------------------    --------
Total assets                                      $ 97,539     $ 2,605     $    0         $100,144
                                                  ====================================    ========
Liabilities and stockholders' equity
Current liabilities:
     Accounts payable                             $  4,505      $  128                    $  4,633
     Accrued compensation and other accrued          8,522       1,541      1,000 (h)       11,063
      expenses
     Deferred revenue                                2,267                                   2,267
     Current portion long-term debt and lease
      obligations                                    3,252          60                       3,312
     Income taxes payable                            3,085                                   3,085
                                                  ------------------------------------    --------


Total current liabilities                           21,631       1,729      1,000           24,360


Long-term debt and lease obligations due
  after one year                                     1,592                                   1,592
Deferred income taxes                                               67                          67
Other liabilities                                                  129                         129

Stockholders' equity                                74,316         680     (1,000)(h)       73,996
                                                                             (129)(j)
                                                                              129 (j)
                                                  ----------------------------------      --------
Total liabilities and stockholders' equity        $ 97,539       $2,605   $     0         $100,144
                                                  ==================================      ========


                              Unaudited Pro Forma
                        Combined Statement of Operations
                  For the Nine Months Ended September 30, 1998
                    (In thousands, except per share amounts)


                                               Historical                                        Historical
                                           ------------------   Pro Forma         Pro Forma   ----------------    Pro Forma
                                              EAI     Sense8   Adjustments        Combined     VSA     Transom   Adjustments
                                           -------------------------------        ------------------------------------------
 Net revenues                              $ 54,015   $   821   $   (210) (e)     $ 54,626   $14,819   $ 1,808           (75)(e)
 Cost of revenues                            13,838       460       (210) (e)       14,088     9,002       162           (75)(e)
                                           -------------------------------        ----------------------------    ----------
      Gross profit                           40,177       361          0            40,538     5,817     1,646             0

 Operating expenses:
 Sales and marketing                         14,794       493                       15,287       672       767
 General and administrative                   6,329     1,308         58 (f)         7,695     1,278       637
 Research and development                     8,201       398                        8,599     2,636     1,197
 Acquisition costs                           16,360                                 16,360     1,892       112
                                           -------------------------------        ----------------------------    ----------
      Total operating expenses               45,684     2,199         58            47,941     6,478     2,713
                                           -------------------------------        ----------------------------    ----------

      Operating income (loss)                (5,507)   (1,838)       (58)           (7,403)     (661)   (1,067)

Other income (expense)                        1,529      (207)                       1,322      (131)       (3)
                                           -------------------------------        ----------------------------    ----------
     Income (loss) before
        income taxes                         (3,978)   (2,045)       (58)           (6,081)     (792)   (1,070)

 Income tax expense                           2,615                                  2,615       484       (29)         (261)(a)
                                           -------------------------------        ----------------------------    ----------
     Net Income (Loss)                     $ (6,593)  $(2,045)  $    (58)         $ (8,696)  $(1,276)  $(1,041)   $      261
                                           ===============================        ============================    ==========

Earnings (loss) per share
     Basic                                   ($0.66)                              $  (0.85)
                                           ========                               ========
     Diluted                                 ($0.66)                              $  (0.85)
                                           ========                               ========

Weighted average shares outstanding          10,043                                 10,188
                                           ========                               ========


Weighted average shares outstanding
  and assumed conversion                     10,043                                 10,188
                                           ========                               ========





                                             Pro Forma   Historical    Pro Forma      Pro Forma
                                             Combined      Delta      Adjustments     Combined
                                             ------------------------------------     ---------
 Net revenues                                $  71,178    $ 4,675                      $ 75,853
 Cost of revenues                               23,177      1,326                        24,503
                                             -------------------------------------     --------
      Gross profit                              48,001      3,349                        51,350

 Operating expenses:
 Sales and marketing                            16,726        737                        17,463
 General and administrative                      9,610        746                        10,356
 Research and development                       12,432      1,207                        13,639
 Acquisition costs                              18,364                                   18,364
                                             -------------------------------------     --------
      Total operating expenses                  57,132      2,690                        59,822
                                             -------------------------------------     --------

      Operating income (loss)                   (9,131)       659                        (8,472)

 Other income (expense)                          1,188          5                         1,193
                                             -------------------------------------     --------
      Income (loss) before income
        taxes                                   (7,943)       664                        (7,279)

 Income tax expense                              2,809        332                         3,141
                                             -------------------------------------     --------
     Net Income (Loss)                       $ (10,752)     $ 332                      $(10,420)
                                             =====================================     ========

Earnings (loss) per share
     Basic                                   $   (0.98)                                $ (0.91)
                                             =========                                 =======
     Diluted                                 $   (0.98)                                $ (0.91)
                                             =========                                 =======

Weighted average shares outstanding             10,922                                  11,478
                                             =========                                 =======


Weighted average shares outstanding
  and assumed conversion                        10,922                                  11,478
                                             =========                                =======


                              Unaudited Pro Forma
                       Combined Statement of Operations
                     For the Year Ended December 31, 1997
                   (In thousands, except per share amounts)

                                                        Historical                                   Historical
                                                     ----------------   Pro Forma      Pro forma ------------------    Pro Forma
                                                       EAI    Sense8   Adjustments     Combined    VSA      Transom   Adjustments
                                                     -----------------------------     ------------------------------------------
Net revenues                                          $49,717 $ 3,988  $    (115) (e)    53,590     17,016      $  950    (148)(e)
 Cost of revenues                                      12,276   1,095         (3) (e)    13,368     11,797          20    (148)(e)
                                                     -----------------------------     ------------------------------------------
      Gross profit                                     37,441   2,893       (112)        40,222      5,219         930       0

 Operating expenses:
 Sales and marketing                                   15,406   1,911                    17,317        877         795
 General and administrative                             6,534   1,366        115 (f)      8,015      1,522         842
 Research and development                               7,068   1,118        (65)(e)      8,121      3,108       1,015
 Acquisition costs                                      8,831       -      9,080 (g)     17,911
                                                     -----------------------------     ------------------------------------------
      Total operating expenses                         37,839   4,395      9,130         51,364      5,507       2,652
                                                     -----------------------------     ------------------------------------------

      Operating income (loss)                            (398) (1,502)    (9,242)       (11,142)      (288)     (1,722)

 Other income (expense)                                 1,522    (185)                    1,337        (99)         46
                                                     -----------------------------     ------------------------------------------
      Income (loss) before income taxes                 1,124  (1,687)    (9,242)        (9,805)      (387)     (1,676)

 Income tax expense                                     2,772                             2,772       (216)              (636)(a)
                                                     -----------------------------     ------------------------------------------
 Net income (loss) before minority interest            (1,648) (1,687)    (9,242)       (12,577)      (171)     (1,676)   636

 Minority Interest                                        (49)                              (49)
                                                     -----------------------------     ------------------------------------------
     Net Income (Loss)                                 (1,697) (1,687)    (9,242)       (12,626)  $   (171)  $  (1,676)  $636
                                                     =============================     ==========================================

Earnings (loss) per share
     Basic                                             ($0.19)                            (1.41)
                                                     ========                          =========
     Diluted                                           ($0.19)                            (1.41)
                                                     ========                          =========

Weighted average shares outstanding                     8,770                             8,928
                                                     ========                          =========

Weighted average shares outstanding and assumed         8,770                             8,928
                                                     ========                          =========


                                                       Pro Forma Historical Pro Forma     Pro Forma
                                                       Combined   Delta    Adjustments    Combined
                                                      --------------------------------    ---------
Net revenues                                             71,408    5,279                    76,687

 Cost of revenues                                        25,037    1,893                    26,930
                                                      -------------------------------    ---------
      Gross profit                                       46,371    3,386                    49,757
 Operating expenses:
 Sales and marketing                                     18,989      726                    19,715
 General and administrative                              10,379      844                    11,223
 Research and development                                12,244    1,501                    13,745
 Acquisition costs                                       17,911                             17,911
                                                      -------------------------------    ---------

      Total operating expenses                           59,523    3,071                    62,594
                                                      -------------------------------    ---------
      Operating income (loss)                           (13,152)     315                   (12,837)

 Other income (expense)                                   1,284       (3)                    1,281
                                                      -------------------------------    ---------
      Income (loss) before income taxes                 (11,868)     312                   (11,556)
 Income tax expense                                       1,920      160                     2,080
                                                      -------------------------------    ---------
 Net income (loss) before minority interest             (13,788)     152                   (13,636)
 Minority Interest                                          (49)                               (49)
                                                      -------------------------------    ---------
     Net Income (Loss)                                  (13,837)     152                   (13,685)
                                                      ===============================    =========
Earnings (loss) per share
     Basic                                                (1.43)                             (1.34)
                                                      ==========                         =========
     Diluted                                              (1.43)                             (1.34)
                                                      ==========                         =========

Weighted average shares outstanding                       9,662                             10,219
                                                      ==========                         =========

Weighted average shares outstanding and assumed           9,662                             10,219
                                                      ==========                         =========



                             Unaudited Pro Forma
                       Combined Statement of Operations
                     For the Year Ended December 31, 1996
                   (In thousands, except per share amounts)

                                                                              Historical
                                                                           For the period
                                                        Historical       October 6, 1996 to
                                                   --------------------  December 31, 1996     Pro Forma
                                                       EAI      VSA           Transom         Adjustments
                                                   ------------------------------------------------------
 Net revenues                                        $ 27,189  $ 16,887      $   19

 Cost of revenues                                       6,940    11,417          13
                                                   ------------------------------------------------------
       Gross profit                                    20,249     5,470           6

 Operating expenses:
 Sales and marketing                                    9,799       850          38
 General and administrative                             3,378     1,537          39
 Research and development                               3,438     2,400          63
                                                   ------------------------------------------------------
       Total operating expenses                        16,615     4,787         140
                                                   ------------------------------------------------------

       Operating income (loss)                          3,634       683        (134)

 Other income (expense)                                   987      (102)         (1)
                                                   ------------------------------------------------------

       Income (loss) before income taxes                4,621       581        (135)

 Income tax expense                                     1,744       251
                                                   ------------------------------------------------------

 Net income (loss) before minority interest             2,877       330        (135)

 Minority Interest                                       (310)
                                                   ------------------------------------------------------

       Net Income (Loss)                             $  2,567   $   330      $ (135)

                                                   ======================================================

Earnings (loss) per share
      Basic                                          $   0.35
                                                   ===========
      Diluted                                        $   0.30
                                                   ===========

Weighted average shares outstanding
                                                        7,432
                                                   ===========

Weighted average shares outstanding and assumed
conversion                                              8,648
                                                   ===========




                                                  Pro Forma   Historical   Pro Forma     Pro Forma
                                                   Combined     Delta     Adjustments    Combined
                                                  -----------------------------------   -----------
 Net revenues                                      $  44,095   $  4,484                   $ 48,579


 Cost of revenues                                     18,370      1,452                     19,822
                                                  -----------------------------------   ----------

       Gross profit                                   25,725      3,032                     28,757

 Operating expenses:
 Sales and marketing                                  10,687        859                     11,546
 General and administrative                            4,954        876                      5,830
 Research and development                              5,901      1,212                      7,113
                                                  -----------------------------------   ----------
       Total operating expenses                       21,542      2,947                     24,489
                                                  -----------------------------------   ----------

       Operating income (loss)                         4,183         85                      4,268

 Other income (expense)                                  884        (37)                       847
                                                  -----------------------------------   ----------

       Income (loss) before income taxes               5,067         48                      5,115

 Income tax expense                                    1,995         28                      2,023
                                                  -----------------------------------   ----------

 Net income (loss) before minority interest            3,072         20                      3,092

 Minority Interest                                      (310)                                 (310)
                                                  -----------------------------------   ----------

       Net Income (Loss)                            $  2,762     $   20                   $  2,782
                                                  ===================================   ==========

Earnings (loss) per share
      Basic                                         $   0.34                              $   0.32
                                                  ==========                            ==========
      Diluted                                       $   0.30                              $   0.28
                                                  ==========                            ==========

Weighted average shares outstanding
                                                       8,022                                 8,579
                                                  ==========                            ==========

Weighted average shares outstanding and assumed
conversion                                             9,245                                 9,802
                                                  ==========                            ==========


                               Unaudited Pro Forma
                        Combined Statement of Operations
                      For the Year Ended December 31, 1995
                    (In thousands, except per share amounts)

                                                                        Historical
                                                                 ------------------------     Pro Forma
                                                                     EAI          VSA        Adjustments
                                                                 ----------------------------------------
 Net revenues                                                     $ 12,249      $ 12,616
 Cost of revenues                                                    3,100         8,513
                                                                 ----------------------------------------
       Gross profit                                                  9,149         4,103
 Operating expenses:
 Sales and marketing                                                 3,573           893
 General and administrative                                          2,276         1,333
 Research and development                                            1,992         1,947
 Acquisition costs                                                   2,520             -
                                                                 ----------------------------------------
       Total operating expenses                                     10,361         4,173
                                                                 ----------------------------------------
       Operating income (loss)                                      (1,212)          (70)
 Other income (expense)                                               (158)          (40)
                                                                 ----------------------------------------
       Income (loss) before income taxes                            (1,370)         (110)
 Income tax expense                                                    392           (51)
                                                                 ----------------------------------------
 Net income (loss) before minority interest                         (1,762)          (59)
 Minority Interest                                                    (128)
                                                                 ----------------------------------------
       Net Income (Loss)                                         $  (1,890)      $   (59)
                                                                 ========================================
Earnings (loss) per share
      Basic                                                      $   (0.39)
                                                                 ==========
      Diluted                                                    $   (0.39)
                                                                 ==========
Weighted average shares outstanding                                  4,805
                                                                 ==========
Weighted average shares outstanding and assumed conversion           4,805
                                                                 ==========

                                                                 Pro Forma     Historical   Pro Forma   Pro Forma
                                                                 Combined        Delta     Adjustments   Combined
                                                                 ------------------------------------------------
 Net revenues                                                     $ 24,865    $   3,926                $  28,791
 Cost of revenues                                                   11,613        1,227                   12,840
                                                                 ------------------------------------------------
       Gross profit                                                 13,252        2,699                   15,951
 Operating expenses:
 Sales and marketing                                                 4,466          719                    5,185
 General and administrative                                          3,609          816                    4,425
 Research and development                                            3,939        1,091                    5,030
 Acquisition costs                                                   2,520                                 2,520
                                                                 ------------------------------------------------
       Total operating expenses                                     14,534        2,626                   17,160
                                                                 ------------------------------------------------
       Operating income (loss)                                      (1,282)          73                   (1,209)
 Other income (expense)                                               (198)         (10)                    (208)
                                                                 ------------------------------------------------
       Income (loss) before income taxes                            (1,480)          63                   (1,417)
 Income tax expense                                                    341           34                      375
                                                                 ------------------------------------------------
 Net income (loss) before minority interest                         (1,821)          29                   (1,792)
 Minority Interest                                                    (128)                                 (128)
                                                                 ------------------------------------------------
       Net Income (Loss)                                          $ (1,949)      $   29                 $ (1,920)
                                                                 ================================================
Earnings (loss) per share
      Basic                                                       $  (0.37)                              $  (0.33)
                                                                 ==========                          =============
      Diluted                                                     $  (0.37)                              $  (0.33)
                                                                 ==========                          =============
Weighted average shares outstanding                                  5,339                                  5,896
                                                                 ==========                          =============
Weighted average shares outstanding and assumed conversion           5,339                                  5,896
                                                                 ==========                          =============

Notes to Unaudited Pro Forma  Condensed Combined Financial Statements


(a) To reflect the income tax benefit that would be recognized if the Transom merger had occurred at the beginning of the earliest period presented. The adjustment is based on the combined tax rate of the companies, and the elimination of the valuation allowance for deferred tax assets of Transom.

(b) To record estimated one-time merger-related charges for the VSA and Transom mergers. These expenses include outside accounting and legal fees and various other costs and filing fees. These charges will be recognized at the time the VSA and Transom mergers are consummated as required under the pooling-of-interests accounting method.

(c)  To record the exchange of Transom common stock for EAI common stock.

(d)  To record the exchange of VSA common stock for EAI common stock.

(e)  To eliminate intercompany revenue, expense and cost of sales.

(f)  To reflect the amortization of goodwill related to the Sense8 transaction.

(g) To reflect the write-off of in-process technology related to the Sense8 transaction.

(h) To record estimated one-time transaction-related charges for the Delta transaction. These expenses include outside accounting and legal fees and various other costs and filing fees. These charges will be recognized at the time the Delta transaction is completed as required under the pooling of interests accounting method.

(i)  To record the exchange of Delta common stock for EAI common stock.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ENGINEERING ANIMATION, INC.


Date:  February 17, 1999               By:  /s/  Jamie A. Wade
                                            ------------------------------------
                                            Jamie A. Wade
                                            Vice President of Administration
                                            and General Counsel

                           ENGINEERING ANIMATION, INC.

                       EXHIBIT INDEX TO FORM 8-K/A REPORT

Exhibit           Description
-------           -----------

23.1              Consent of Schitag Ernst & Young